Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3/A (Nos. 333-160565, 333-164256, 333-165223, 333-170800, and 333-192401), S-3 (Nos. 333-220404, 333-236571, and 333-256170), and S-8 (Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, and 333-262197) of Uranium Energy Corp. of our report dated September 29, 2022 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, Canada

September 29, 2022